   Exhibit 99.1

 PRESS RELEASE

Dated: June 14, 2005

FOR IMMEDIATE DISTRIBUTION

CONTACT: Ronald E. Baron

Vice President and Chief Financial Officer

434-292-8119  Ron.Baron@greatbanksva.com

Citizens Bancorp of Virginia, Inc. (CZBT) Announces 2nd Quarter $0.15 Per Share Dividend

At the regularly scheduled monthly meeting held June 13, 2005, the Board of Directors approved a $0.15 per share dividend to shareholders of record on June 29, 2005 and payable on July 12, 2005.  Dividends declared and paid over the past twelve months total $.59 per share.

Citizens Bancorp of Virginia, Inc. is a single bank holding company headquartered in Blackstone, Virginia with $272 million in assets as of March 31, 2005. Its subsidiary, Citizens Bank and Trust Co., was founded in 1873 and is the second oldest independent bank in Virginia. The bank has ten offices in Amelia, Nottoway, Prince Edward, Chesterfield counties, and the City of Colonial Heights.

This press release contains forward-looking statements as defined by federal securities laws.  These statements may address issues that involve significant risks, uncertainties, estimates and assumptions made by management.  Actual results could differ materially from current projections.  Please refer to Citizens Bancorp’s filings with the Securities and Exchange Commission for a summary of important factors that could affect Citizens’ forward-looking statements.  Citizens Bancorp undertakes no obligation to revise these statements following the date of this press release.